Exhibit 10.55

KILROY REALTYCORPORATION
2007 DEFERRED COMPENSATION PLAN

As Amended and Restated
Effective January 1, 2017

KILROY REALTY CORPORATION
2007 DEFERRED COMPENSATION PLAN
AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2017

WHEREAS, Kilroy Realty Corporation (the “Company”) established the Kilroy Realty Corporation 2007 Deferred Compensation Plan, effective as of June 29, 2007 (the “Plan”), in order to provide supplemental retirement income benefits for a select group of highly compensated management employees, directors and partners through (i) deferrals of Salary, Bonuses, Director Fees, Base Guaranteed Payments, and other types of Compensation that the Committee has approved for deferral to the Plan, (ii) Company Mandatory Contributions, and (iii) Company Discretionary Contributions; and

WHEREAS, the Company desires to amend and restate the Plan, generally effective January 1, 2017 (the “Effective Date”), to make certain changes to Plan design as more fully described herein.

NOW, THEREFORE, the Company hereby amends and restates the Plan, the terms of which are hereinafter set forth, generally as of the Effective Date; provided, however, that changes to the Plan providing for allocations to In-Service and/or Retirement/Termination Accounts, as described in Section 3.1, shall be effective solely with respect to Compensation deferred pursuant to elections that first take effect on or after January 1, 2017 and with respect to all Company Mandatory Contributions and other contributions credited for years commencing on or after January 1, 2017.

ARTICLE I
TITLE AND DEFINITIONS

1.1.
Title. The name of this plan is the “Kilroy Realty Corporation 2007 Deferred Compensation Plan.” The Plan was established effective as of June 29, 2007, and is hereby amended and restated generally as of the Effective Date.

1.2.	Definitions. Whenever the following capitalized words are used in this Plan, they shall have the meanings specified below.

a)	“Account” shall have the meaning provided in Section 4.1 hereof.

b)	“Account Value” shall have the meaning provided in Section 4.3 hereof.

c)
“Base Guaranteed Payments” means the portion of the guaranteed payments made to a Participant who is a Partner that corresponds to the Salary paid to an Employee Participant. The Company shall have full discretion to determine what portion of a Participant’s guaranteed payments represent Base Guaranteed Payments, and the Company’s determination shall be final and binding.

d)
“Beneficiary” means the person or persons, including a trustee, personal representative or other fiduciary, last designated in writing by a Participant in accordance with procedures established by the Committee to receive the benefits specified hereunder in the event of the Participant’s death. No beneficiary designation shall become effective until it is filed with the Committee. If there is no Beneficiary designation in effect for a Participant, or if there is no surviving designated Beneficiary, then the benefits specified hereunder shall be distributed in accordance with the applicable laws of descent and distribution.

e)	“Board” means the Board of Directors of the Company.

f)	“Bonus” means any cash incentive which is awarded by the Company in its discretion to a Participant as remuneration and is classified by the Company as a Bonus.

g)
“Change of Control” means and includes each of the following, except that no transaction or series of transactions shall constitute a Change of Control for purposes of this Plan unless such transaction(s) constitute a “change in control event” within the meaning of Section 409A:

(i)
A transaction or series of transactions (other than an offering of the Company’s common stock to the general public through a registration statement filed with the Securities and Exchange Commission) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended) (other than the Company, the Partnership, any of their respective Subsidiaries, an employee benefit plan maintained by the Company, the Partnership or any of their respective Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company and immediately after such acquisition possesses more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii)
During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new director(s) (other than a director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in Section 1.2(f)(i) hereof or Section 1.2(f)(iii) hereof) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof;

(iii)
The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(A)
Which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the entity that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such entity, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)
After which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this Section 1.2(e)(iii)(B) as beneficially owning 50% or more of combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

h)	“Claimant” shall have the meaning set forth in Section 7.6(a) hereof.

i)	“Code” means the Internal Revenue Code of 1986, as amended.

j)	“Committee” shall have the meaning set forth in Section 7.1 hereof.

k)	“Company” means Kilroy Realty Corporation, a Maryland Corporation, and its successors or assigns.

l)
“Company Account Plan” means any “account balance” nonqualified deferred compensation plan (within the meaning of Section 409A) maintained by the Company or any entity constituting a single employer with the Company within the meaning of Code Section 414(b) or (c).

m)	“Company Mandatory Contribution” shall have the meaning set forth in Section 3.2(a) hereof.

n)	“Compensation” shall include each of Salary, Director Fees, Bonus, Base Guaranteed Payments, and other items approved by the Committee as deferrable to the Plan.

o)	“Director” means any member of the Board.

p)
“Director Fee” means cash compensation paid to any Director in respect of services provided to the Company by the Director in his or her capacity as such, but excluding any Bonus paid to such Director.

q)	“Discretionary Contribution” shall have the meaning provided in Section 3.2(b) hereof.

r)	“Disability” means a “disability” within the meaning of Section 409A.

s)	“Effective Date” of this amended and restated Plan shall have the meaning provided in the recitals. The original effective date of the Plan was June 29, 2007.

t)	“Election” means any Initial Deferral Election or any Subsequent Plan-Year Deferral Election.

u)	“Election Form” shall have the meaning provided in Section 3.1(d) below.

v)
“Eligible Service Provider” means each Employee, Director or Partner who (i) provides services to the Company, the Partnership or any Subsidiary, or serves on the Company’s Board, as applicable, and (ii) to the extent an Employee is a member of a select group of management or highly compensated employees of the Company within the meaning of Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA and any regulations promulgated thereunder.

w)	“Employee” means each officer or other employee of the Company, the Partnership or any Subsidiary who serves any such entity at the Senior Vice President level or higher.

x)	“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

y)
“Initial Deferral Election” means a Participant’s valid election, made on an Election Form, with respect to (i) the deferral of Salary, Director Fees, Bonus, Base Guaranteed Payments, and/or other items of Compensation that the Committee has approved for deferral to the Plan and/or (ii) the time and form of distribution of Company Mandatory Contributions, in any case, submitted to the Committee (or its designee) during such Participant’s Initial Election Period.

z)
“Initial Election Period” means, for each Eligible Service Provider, the period ending thirty days after the date he or she is designated by the Committee, in its sole discretion, as eligible to participate in any Company Account Plan. For purposes of this Plan, (i) if an Eligible Service Provider first becomes eligible to participate in any Company Account Plan, such Eligible Service Provider’s thirty-day Initial Election Period shall commence on the first date of eligibility under such other plan, and (ii) if such Eligible Service Provider cannot or otherwise does not make an Initial Deferral Election under this Plan by filing a valid Election Form with the Committee prior to the expiration of such thirty-day period, then such Eligible Service Provider shall only be permitted to make deferral elections under this Plan during Subsequent Election Periods. For the avoidance of doubt, Election Forms filed during an Initial Election Period (X) with respect to any Company Mandatory Contribution or Compensation that does not constitute Performance-Based Compensation, on or after the first day of the calendar year in which such amounts are earned, and (Y) with respect to any Bonus that constitutes Performance-Based Compensation, after the last date that is at least six months prior to the end of the performance period in which such amounts are earned (June 30 for any calendar-year performance period), in each case, shall only apply to amounts earned after the date that such Election takes effect.

aa)	“Investment Alternative” means an investment alternative selected by the Committee pursuant to Section 3.3(c) hereof.

bb)
“Participant” means any Eligible Service Provider who makes a valid Election in accordance with Section 3.1 hereof, including any Eligible Service Provider who elects not to defer any Compensation but is eligible to receive Company Mandatory Contributions and/or Discretionary Contributions.

cc)	“Partner” means an individual who is a partner of the Partnership.

dd)	“Partnership” means Kilroy Realty, L.P.

ee)	“Performance-Based Compensation” shall mean “performance-based compensation” within the meaning of

Section 409A.

ff)	“Plan” shall mean the Kilroy Realty Corporation 2007 Deferred Compensation Plan set forth herein, as may be amended from time to time.

gg)	“Plan Year” means the calendar year.

hh)
“Reallocation Form” means a form (which may be in paper or electronic format) prescribed by the Committee and made available to Participants that Participants may use to reallocate their Accounts amongst available Investment Alternatives and/or to specify the allocation of future deferrals amongst available Investment Alternatives.

ii)
“Retirement” shall mean a Participant’s Separation from Service following the completion of at least ten years of employment or service as an Eligible Service Provider with the Company, the Partnership or a Subsidiary and attainment of fifty-five years of age.

jj)	“Salary” means an Employee Participant’s gross base salary paid by the Company

kk)	“Section 409A” shall have the meaning provided in Section 8.2 below.

ll)	“Separation from Service” means a “separation from service” from the Company within the meaning of Section 409A.

mm)	“Specified Employee” shall mean each Participant in the Plan other than a Participant who participates in the Plan only in the capacity as a Director.

nn)	“Specified Employee Payment Date” shall have the meaning provided in Section 6.2 below.

oo)	“Subaccount” shall mean any subaccount of an Account described in Section 4.1 below.

pp)
“Subsequent Election Period” means one or more periods after an Eligible Service Provider’s Initial Election Period during which such Eligible Service Provider may make a Subsequent Plan-Year Deferral Election, which period(s) shall begin on a date specified by the Committee and shall end no later than (A) December 31st of the year preceding the year in which any Company Mandatory Contribution or Compensation that does not constitute Performance-Based Compensation subject to such election is earned, as applicable, and, (B) the date that is at least six months before the end of the applicable performance period in which any Bonus that constitutes Performance-Based Compensation subject to such election is earned (June 30th for any calendar-year performance period).

qq)
“Subsequent Plan-Year Deferral Election” means a Participant’s valid election, made on an Election Form, with respect to (i) the deferral of Salary, Director Fees, Bonus, Base Guaranteed Payments, and/or other items of Compensation that the Committee has approved for deferral to the Plan, and/or (ii) the time and form of distribution of Company Mandatory Contributions, in any case, submitted to the Committee (or its designee) during any Subsequent Election Period.

rr)
“Subsidiary” means a corporation, association or other business entity of which 50% or more of the total combined voting power of all classes of capital stock is owned, directly or indirectly, by the Company or the Partnership, including (i) any such Subsidiary owned by one or more Company or Partnership Subsidiaries or by the Company or the Partnership together with one or more Company or Partnership Subsidiaries, (ii) any partnership or limited liability company of which 50% or more of the capital and profits interests are owned, directly or indirectly, by the Company, the Partnership or by one or more Company or Partnership Subsidiaries or by the Company or the Partnership together with one or more Company or Partnership Subsidiaries, and (iii) any other entity not described in clauses (i) or (ii) above of which 50% or more of the ownership and the power, pursuant to a written contract or agreement, to direct the policies and management or the financial and the other affairs thereof, are owned or controlled by the Company, the Partnership, one or more other Company or Partnership Subsidiaries or the Company or the Partnership together with one or more Company or Partnership Subsidiaries.

ss)
“Trust” shall mean a “rabbi trust” satisfying the model trust conditions described in Treas. Rev. Proc. 92-64 and any subsequent Internal Revenue Service guidance affecting the validity of such ruling.

tt)	“Unforeseeable Emergency” shall mean an “unforeseeable emergency” within the meaning of Section 409A.

ARTICLE II
ELIGIBILITY AND PARTICIPATION

2.1.
Eligibility. Employees and Directors and Partners shall be eligible to participate in the Plan as of the date on which any such individual is designated as an Eligible Service Provider by the Committee, subject to the terms and conditions of the Plan, including without limitation, restrictions as to the timing of Initial Deferral Elections. If a Participant receives a distribution of any portion of such Participant’s Account pursuant to Section 6.1(f) hereof, such Participant shall cease to be an Eligible Service Provider for purposes of making deferrals and eligibility for Company Mandatory Contributions following such distribution unless and until re-designated by the Committee as an Eligible Service Provider.

2.2.	Participation. An Eligible Service Provider shall become a Participant in the Plan by submitting a valid Election to the Committee in accordance with Section 3.1 hereof.

ARTICLE III
DEFERRAL ELECTIONS; COMPANY CONTRIBUTIONS; INVESTMENT ELECTIONS

3.1.	Elections to Defer Compensation.

a)
Initial Deferral Election. Each Eligible Service Provider shall be permitted to make an Initial Deferral Election during the Initial Election Period applicable to such Eligible Service Provider by submitting to the Committee (or its designee) an Election Form on or prior to the last day of such Eligible Service Provider’s Initial Election Period. If an Eligible Service Provider’s Initial Election Period expires prior to the time at which such individual becomes an Eligible Service Provider under this Plan (whether due to prior eligibility under a Company Account Plan or otherwise), then such individual shall not be permitted to defer any Compensation or make an Election with respect to any Company Mandatory Contributions under this Plan until the first Subsequent Election Period occurring on or after the date on which such individual becomes an Eligible Service Provider under this Plan (including any such Subsequent Election Period that coincides with the period which would have constituted such Eligible Service Provider’s Initial Deferral Period under this Plan, but for such individual’s prior eligibility under a Company Account Plan). A Participant’s Initial Deferral Election shall remain in effect with respect to subsequent Plan-Year Compensation and Company Mandatory Contributions, unless revoked in a writing submitted to the Committee (or its designee) by the Participant or superseded by a Subsequent Plan-Year Deferral Election made in accordance with Section 3.1(b) hereof, in either case, prior to such time as deferral elections become irrevocable with respect to Compensation or Company Mandatory Contributions earned in any such subsequent Plan Year.

b)
Subsequent Plan - Year Deferral Elections. Each Eligible Service Provider shall be permitted to make a Subsequent Plan-Year Deferral Election in any Subsequent Election Period during which such individual remains an Eligible Service Provider by submitting to the Committee (or its designee) an Election Form on or prior to the last day of the applicable Subsequent Election Period. Elections contained in a Subsequent Plan-Year Deferral Election shall apply only to Compensation and/or Company Mandatory Contributions earned after the Plan Year in which such Subsequent Plan-Year Deferral Elections are made (or, with respect to Bonuses that constitute Performance-Based Compensation, during the Plan Year in which such Subsequent Plan-Year Deferral Elections are made, provided that such Elections are made more than six months prior to the end of the applicable performance period) and shall, in no event, modify the terms or conditions of deferrals or the time or form of distributions subject to prior Elections that have previously become irrevocable.

If an Eligible Service Provider’s Initial Election Period occurs, in part or in whole, during any period which would constitute a Subsequent Election Period for such Eligible Service Provider had it occurred after such Eligible Service Provider’s Initial Election Period, then such Eligible Service Provider shall, as determined in the sole discretion of the Committee, be permitted to make either (i) a single Election with respect to amounts covered by both the Initial and Subsequent Plan-Year Deferral Elections, or (ii) separate Initial and Subsequent Plan-Year Deferral Elections with respect to amounts deferrable and/or distributable under each such Election, in either case, by timely submitting the appropriate Election Form(s) to the Committee (or its designee).

c)
Re- Deferral Elections. Participants may re-defer amounts previously deferred under an Initial or Subsequent Plan-Year Deferral Election by completing and submitting to the Committee a new Election Form in accordance with any rules or policies issued by the Committee with regard to such re-deferrals, provided, however, that (i) such re-deferral elections may only be made prior to such time as a Participant has a Separation from Service, (ii) any such re-deferral must be made at least one year prior to the first date on which any amounts subject to the re-deferral Election would otherwise be paid, absent such re-deferral, (iii) such re-deferral election shall not take effect until at least 12 months after the date on which the re-deferral election is made, (iv) the payment with respect to which such re-deferral election is made must be deferred for an additional period of not less than five years from the date such payment would otherwise have been paid, and (v) any such re-deferral must be timely submitted to the Committee (or its designee) on a form (which may be in paper or electronic format) prescribed by the Committee.

d)
Election Forms. Participants shall effectuate Elections (and any re-deferral Elections) by completing and submitting to the Committee (or its designee) a deferral election form (which may be in paper or electronic format) prescribed by the Committee (such form, an “Election Form”) in which Participants specify, at a minimum:

(i)	subject to Section 3.1(f) hereof, the levels and types of Compensation to be deferred under the Election;

(ii)	the allocation of deferred Compensation amongst one or more In-Service and/or Retirement/Termination Accounts, as follows:

(A)
to the extent that the Participant elects to allocate deferred Compensation to one or more In-Service Accounts, subject to Article VI below, the specified time at which the amounts so allocated shall be paid (if lump-sum) or commence payment (if installments), which in either case shall be no earlier than two years after the start of the Plan Year in which the underlying Compensation is earned, and the form (which shall be a lump sum unless the Participant elects to receive payment in annual installments) in which the amounts so allocated shall be paid which, in the case of installments, shall be no more than five annual installments, provided, however, that all amounts allocated to an In-Service Account shall be paid in the form of a lump sum if the balance of such account (including any investment gains or losses credited thereto) is less than $25,000 at the time of the scheduled commencement of payments and provided further that the Participant may have no more than three In-Service Accounts in effect at any one time unless otherwise permitted by the Committee;

(B)
to the extent that the Participant elects to allocate deferred Compensation to one or more Retirement/Termination Accounts, subject to Article VI below, the form of payment applicable to amounts so allocated, which shall be a lump-sum payment unless the participant elects to receive payment in up to fifteen annual installments, provided, however, that all amounts allocated to a Retirement/Termination Account shall be paid in a lump sum if the balance of such account (including any investment gains or losses credited thereto) is less than $25,000 at the time of the scheduled commencement of payments or if the Participant’s Separation from Service does not qualify as a Retirement and provided further that the Participant may have no more than two Retirement/Termination Accounts in effect at any one time unless otherwise permitted by the Committee; and

(iii)
the Retirement/Termination Account to which Company Mandatory Contributions earned in the Plan Year(s) shall be allocated, provided, however, that if no allocation is made such Company Mandatory Contributions (and any deferred Compensation for which an allocation is not designated under subparagraph (ii) above) shall be allocated to the Retirement/Termination Account first established for the Participant on January 1, 2017 (or, if later, on the date the Eligible Service Provider becomes a Participant) (the “Primary Retirement/Termination Account”);

(iv)
subject to Article VI below, whether or not the Participant’s entire Account balance (including any amounts subject to any Subsequent Plan-Year Deferral Elections) and any gains or losses credited to such Account will be distributed in connection with a Change of Control, provided, however, that (A) any distribution pursuant to this Section 3.1(d)(iv) shall be in the form of a lump sum, and (B) for the avoidance of doubt, such election must be made during the Participant’s Initial Election Period and shall govern such Participant’s entire Account and shall be irrevocable for the duration of such Participant’s participation in the Plan, except as may otherwise be determined by the Committee with respect to future deferrals; and

(v)	subject to Section 3.3 hereof, the allocation amongst available Investment Alternatives of each In-Service and Retirement/Termination Account in accordance with the terms of the Plan.

e)	Priority of Distributions. Notwithstanding the elections made under paragraph (d) above:

(i)
if a Change of Control occurs after the commencement of installments payments from an In-Service Account or a Retirement/Termination Account and the Participant has elected to receive a distribution upon a Change of Control, the Participant’s entire remaining Account balance and any gains or losses credited to such Account shall be distributed in a lump sum upon such Change of Control in accordance with the distribution provisions contained in Section 6.1(e) hereof;

(ii)
if a Participant dies or experiences a Disability at any time (including without limitation, after the commencement of installment payments), the distribution provisions contained in Section 6.1(d) hereof shall control distributions of such Participant’s Account without regard to any applicable Elections; and

(iii)
Company Mandatory Contributions may only be distributed upon a Separation from Service (including death or Retirement), a Disability, a Change of Control (if so elected) or an Unforeseeable Emergency (in the discretion of the Committee). If a Separation from Service constitutes a Retirement, payment shall be subject to the distribution elections applicable to the Retirement/Termination Account to which such contributions were allocated (and further subject to any applicable provisions of this Section 3.1(e) by virtue of being allocated to the applicable Retirement/Termination Account).

f)
Deferral Amounts. Elections to defer receipt of any Compensation must defer a minimum of 5% of the gross amount of any such type of Compensation that is earned during the Plan Year (or, if less, that is earned during the portion of the Plan Year to which the Election applies). Participants may defer up to 100% of any Bonuses or Director Fees earned, but may not defer more than 70% of other items of Compensation. Participants may, but are not required to, defer either or both of (i) Bonuses and/or (ii) non-Bonus Compensation. Company Mandatory Contributions will be automatically made under the Plan for all Participants, and will be governed by the Election Form applicable to such contributions (subject to this Article III and Article VI below). Compensation deferred by Participants under the Plan may only be deferred in increments of whole integral percentage points. For the avoidance of doubt, Eligible Service Providers are not required to defer any Compensation under the Plan, and do so solely at their own election.

g)
Deferrals Irrevocable. Except as otherwise provided in Section 3.1(c), any Election that has not been revoked in a writing submitted to the Committee on or prior to the last day of the applicable Initial or Subsequent Election Period, as applicable, shall be irrevocable with respect to all Compensation and/or Company Mandatory Contributions deferred or distributable under such Election (i) in the calendar year that such Election is made in the case of (A) any Initial Deferral Election and (B) any Subsequent Plan-Year Deferral Election applicable to a Bonus that constitutes Performance-Based Compensation earned in the year that such Election is made, and (ii) in the calendar year immediately following the year in which such Election is made in the case of any Subsequent Plan-Year Deferral Election applicable to Company Mandatory Contributions or Compensation that does not constitute Performance-Based Compensation, provided, however, that any Initial Deferral Election which also serves as a Subsequent Plan-Year Deferral Election shall become irrevocable with respect to Company Mandatory Contributions or Compensation that does not constitute Performance-Based Compensation earned during the immediately subsequent Plan Year at the end of the applicable Subsequent Election Period. If an Eligible Service Provider fails to make a timely Election for any reason, then the Eligible Service Provider shall not be permitted to defer any Compensation or make an Election with respect to the time and form of distribution of Company Mandatory Contributions under the Plan until the next Subsequent Election Period (unless a prior Election remains in effect with respect to such Participant’s Compensation or Company Mandatory Contributions, in which case such prior Election shall control).

h)
Deferral Effectiveness; Termination. Elections covering Company Mandatory Contributions, and Compensation that does not constitute Performance-Based Compensation shall be effective with respect to amounts earned during the first pay period beginning after the end of the Initial or Subsequent Election Period in which such Elections are made. Any existing Election that is not either revoked in a writing submitted to the Committee (or its designee) or superseded by a Subsequent Plan-Year Deferral Election, in either case, on or prior to the last day of any Subsequent Election Period, shall be irrevocable with respect to amounts earned during the deferral period covered by such Subsequent Election Period.

3.2.	Company Contributions.

a)
Company Mandatory Contributions. In respect of each semi-monthly pay period through the end of which a Participant remains in the service of the Company, the Partnership or a Subsidiary, the Company shall contribute to such Participant’s Account an amount equal to ten percent (10%) of such Participant’s Salary (in the case of an Employee Participant) or Base Guaranteed Payments (in the case of a Partner Participant), in each case as actually earned by such Participant in such pay period, without regard to the amount of Compensation, if any, that such Participant has elected to defer under the Plan for such period (the “Company Mandatory Contributions”); provided, however, Director Participants who are neither Employees nor Partners shall not be eligible to receive any Company Mandatory Contributions, and Company Mandatory Contributions for Director Participants who are also Employees or Partners shall not be made with respect to Director Fees.

b)
Company Discretionary Contributions. The Committee may, in its sole discretion, make additional contributions to Participant Accounts based on the performance of the Participant, the performance of the Company (or any unit thereof) or any other metric deemed appropriate by the Committee. If the Committee elects to make any contributions to one or more Participant accounts pursuant to this Section 3.2(b), such contributions (the “Discretionary Contributions”) shall be subject to such terms and conditions, including without limitation any vesting conditions, as shall be determined by the Committee. Terms and conditions applicable to any Discretionary Contributions may, in the sole discretion of the Committee, be contained in a separate award agreement between the Company and the Participant receiving such Discretionary Contributions.

3.3.	Investment Elections.

a)
Initial Allocation. Each Participant shall designate in the applicable Election Form filed with the Committee (or its designee) by such Participant, the initial allocation of such Participant’s In-Service and/or Retirement/Termination Accounts and any earnings on amounts allocated thereto amongst the Investment Alternatives available under the Plan, which allocation shall be designated in increments of whole integral percentage points. Different allocations may be selected for each separate Account. Procedures for allocating Discretionary Contributions amongst Investment Alternatives will be determined by the Committee. If a Participant fails to elect Investment Alternatives under this Section 3.3(a) with respect to some or all of such Participant’s Account balance or fails to elect a new Investment Alternative following the elimination of an Investment Alternative in which any portion of such Participant’s Account is notionally invested (as provided under Section 3.3(c) below), such Participant shall be deemed to have elected a notional investment in a money-market or similar account selected by the Committee with respect to such amounts.

b)
Reallocation. Each Participant may reallocate such Participant’s Account balances (including any earnings thereon) in whole integral percentage points amongst the available Investment Alternatives, as often as daily, by submitting a form (which may be in paper or electronic format) prescribed by the Committee to the Committee (or its designee) indicating the extent to which such reallocation applies to (i) any existing Account balances, and (ii) any future Compensation deferrals, Company Mandatory Contributions and earnings on any of the foregoing. Account reallocations made in accordance with this Section 3.3(b) shall take effect on the first business day following the business day on which a valid reallocation form is received by the Committee (or its designee), unless received by the Committee after 1:00 p.m. (pst), in which case such reallocations shall take effect on the second business day following the business day on which a valid reallocation form is received by the Committee (or its designee).

c)
Investment Alternatives. The Investment Alternatives amongst which Participants shall be eligible to allocate and reallocate their Account balances, future deferrals, Company Mandatory Contributions and earnings on any of the foregoing shall be selected by the Committee. The Committee may from time to time change the available Investment Alternatives, either by eliminating existing Investment Alternatives, adding new Investment Alternatives, or both, provided, however, that no such change of available Investment Alternatives shall be made with retroactive effect. The Committee shall communicate any such changes in available Investment Alternatives to Participants as soon as reasonably practicable once known to the Committee.

d)
Notional Investments. Allocation of Participants’ Accounts amongst the Investment Alternatives shall be for purposes of tracking notional gains and losses on such amounts and shall create no obligation on the part of the Company, any Trust (or trustee thereof) or any other party to make any actual investments in such Investment Alternatives, whether in accordance with Participant allocations or otherwise. The Company or the Trust (if any) may, however, in its sole discretion, invest as it deems appropriate in one or more of the Investment Alternatives.

ARTICLE IV
ACCOUNTS

4.1.
Accounts. The Committee shall establish and maintain a hypothetical bookkeeping account for each Participant for purposes of reflecting Compensation deferred by such Participant, Company Mandatory Contributions and Discretionary Contributions (if any) payable to such Participant and any notional gains or losses on any of the foregoing generated by the Investment Alternatives in which such bookkeeping account is notionally invested, as provided herein. The Committee may, in its sole discretion, create one or more Subaccounts under any Participant Account to reflect amounts which may be subject to different distribution schedules or otherwise as necessary or convenient to the administration of the Plan (such hypothetical accounts, together with any Subaccounts thereunder, the “Accounts”). Except as expressly provided in Section 6.4 hereof (with regard to the Trust), neither the Plan nor any of the Accounts established hereunder shall hold any actual investments, funds or assets or shall give any Participant or Beneficiary any right, interest or claim in any particular asset of the Company or any Trust, other than that of a general, unsecured creditor.

4.2.	Crediting of Accounts. Each Participant’s Account shall be credited as follows:

a)
Compensation Deferrals. All Compensation properly deferred by Participants shall be credited to the Participants’ respective Accounts as soon as administratively practicable following such time or times as are determined by the Committee.

b)
Company Mandatory Contributions. All Company Mandatory Contributions shall be credited to the applicable Participant’s Account as soon as administratively practicable following such time or times as are determined by the Committee.

c)	Discretionary Contributions. Discretionary Contributions (if any) shall be credited to the Participants’ respective Accounts at such time or times as are determined by the Committee.

4.3.
Account Valuation; Statements. The Participants’ Accounts shall be valued periodically, but no less often than monthly, taking into account any increase or decrease in the value of the Investment Alternatives in which such Accounts are notionally invested (the “Account Value”). No less frequently than quarterly, statements of such Account valuations shall be made available to Participants either electronically or in a paper format under procedures established by the Committee (or its designee).

ARTICLE V
VESTING

5.1.
Compensation; Company Mandatory Contributions; Earnings. All Compensation deferred by Participants under this Plan, all Company Mandatory Contributions and any notional gains on each of the foregoing, shall be fully vested at all times, except that all such amounts shall be subject to reduction resulting from notional losses generated by Investment Alternatives in which such amounts are notionally invested in accordance with Participant Elections.

5.2.
Discretionary Contributions. If the Company elects to make any Discretionary Contributions to one or more Participant Accounts pursuant to this Plan, the vesting terms of such Discretionary Contributions shall be determined by the Committee and communicated to the affected Participant(s) at the time at which, or as soon as practicable after, such Discretionary Contributions are made.

ARTICLE VI
DISTRIBUTIONS

6.1.	Distribution of Benefits. This Section 6.1 shall be applied in a manner consistent with the provisions of Section 3.1(e) hereof.

a)	In- Service Accounts.

(i)
Lump - Sum Distributions. If a Participant elects to have an In-Service Account distributed in a single lump sum on a date specified in accordance with Section 3.1(d)(ii) hereof, the In-Service Account shall, subject to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f) and 6.2 hereof, be paid to the Participant in January of the specified year based on the Account Value as of the most recent date prior to such distribution on which such Account Value was determined in accordance with Section 4.3 hereof.

(ii)
Installment Distributions. If a Participant elects to have an In-Service Account distributed in annual installments on a date specified in accordance with Section 3.1(d)(ii) hereof, payments from the In-Service Account shall, subject to Sections 6.1(c), 6.1(d), 6.1(e), 6.1(f) and 6.2 hereof, begin in January of the specified year and shall continue to be paid in January of each succeeding year until fully paid in accordance with such Election (not to exceed a total of five payments). On each such distribution date, the Participant shall receive a portion of the Account Value multiplied by a fraction, the numerator of which equals one and the denominator of which equals the number of installment payments remaining, including the payment subject to such calculation. Each such installment payment shall be calculated using the Account Value as of the most recent date prior to such distribution on which such Account Value was determined in accordance with Section 4.3 hereof.

(iii)
Separation from Service Prior to Scheduled Commencement Date. Notwithstanding anything to the contrary in this paragraph (a) if a Participant has a Separation from Service (A) that constitutes a Retirement and occurs prior to January 1 of the year that payment(s) from an In-Service Account are scheduled to be made or commence, or (B) before Retirement and before the balance of an In-Service Account has been completely distributed, the balance of the Account shall be distributed in a lump sum payment as soon as practicable after the Participant’s Specified Employee Payment Date. For purposes of clarity, payments from an In-Service Account shall continue as scheduled following a Participant’s Separation from Service only if payments from the Account were scheduled to commence on or before the date of Separation from Service and the Participant’s Separation from Service qualifies as a Retirement. For purposes of this Section 6.1(a)(iii), the date a payment is scheduled to be made or commence shall be determined without regard to any exercise of administrative discretion to make a payment earlier or later than the scheduled date (as provided under Section 6.3).

b)
Retirement. If a Participant’s Separation from Service constitutes a Retirement, each of such Participant’s Retirement/Termination Accounts shall be distributed as elected (i) if in a lump-sum, on or as soon as practicable after the applicable Specified Employee Payment Date, and (ii) if in installments, with respect to the first installment on or as soon as practicable after the applicable Specified Employee Payment Date and with respect to each subsequent installment, during the January following the previous installment, in each case, based on the Account Value most recently determined prior to such distribution in accordance with Section 4.3 above. Installment payments made pursuant to this Section 6.1(b) shall be calculated in accordance with the principles contained in Section 6.1(a)(ii) hereof. For the avoidance of doubt, if the Specified Employee Payment Date applicable to an installment Retirement distribution falls during January, then only one distribution shall be made during such January (and in no event prior to the applicable Specified Employee Payment Date), and the remaining distributions shall be made each in succeeding January, until all such installments have been paid in accordance with the Participant’s Election.

c)
Separation from Service. Notwithstanding anything herein to the contrary, but (i) consistent with Section 3.1(e) hereof, and (ii) subject to and except as provided in Section 6.2 hereof, if a Participant experiences a Separation from Service for reasons other than death or Retirement, all remaining balances in such Participant’s Accounts shall be distributed in full in the form of a lump-sum payment as soon as practicable after the applicable Specified Employee Payment Date, based on the Account Value most recently determined prior to such distribution in accordance with Section 4.3 above.

d)
Death; Disability. Notwithstanding anything herein to the contrary, if a Participant dies or experiences a Disability prior to the full distribution of such Participant’s Account, all remaining balances in such Participant’s Accounts shall be distributed to the Participant’s designated Beneficiary or the Participant, as applicable, in the form of a lump-sum payment as soon as administratively practicable following such Participant’s death or Disability, but in no event later than the month following the month in which such Participant’s death or Disability occurs (unless delayed by legal process), based on the Account Value most recently determined prior to such distribution in accordance with Section 4.3 above.

e)
Change of Control. Notwithstanding anything herein to the contrary, if a Participant makes an Election to receive a distribution from such Participant’s Account upon the occurrence of a Change of Control, then all remaining balances in such Participant’s Accounts shall be distributed to the Participant upon, or as soon as practicable after, the consummation of a Change of Control, based on the Account Value most recently determined prior to such distribution in accordance with Section 4.3 above.

f)
Unforeseeable Emergency. If a Participant experiences an Unforeseeable Emergency either while actively employed or following Separation from Service but prior to the complete distribution of the Participant’s Accounts under the Plan, the Committee may, in its sole discretion, permit an early distribution of that portion of such Participant’s Account reasonably necessary to satisfy the emergency need giving rise to the Unforeseeable Emergency, including any taxes or penalties reasonably anticipated to result from such distribution and taking into consideration any funds that may become available as a result of the termination of such Participant’s existing Election(s) in connection with such distribution, as described below. If the Participant’s Account is comprised of one or more Subaccounts, the Committee shall determine, in its sole discretion, from which Subaccount such funds shall be distributed and may, in its discretion, permit distributions of Company Mandatory Contributions or other Company contributions. If a Participant takes a distribution pursuant to this Section 6.1(f), such Participant’s existing deferral Election shall immediately terminate with regard to Compensation not yet earned at the time of such distribution and the Participant shall only be eligible to make future Elections under the Plan as determined by the Committee, in its sole discretion and in accordance with Section 409A.

6.2.
Specified Employees. Notwithstanding anything in this Plan or any Election Form to the contrary, with respect to any Participant who is a Specified Employee at the time of such Participant’s Separation from Service, as determined in the sole discretion of the Committee, the distribution of such Participant’s Account (and all Subaccounts) upon such Separation from Service shall be delayed until the date which is six months and one day after the date on which such Separation from Service occurs (such delayed payment date, the “Specified Employee Payment Date”), provided, however, that to the extent that all or any portion of such Participant’s Account would have been distributed during the six-month period following such Separation from Service, whether in a lump sum or installments, in either case, without regard to such Separation from Service, such amounts shall continue be distributed in accordance with such schedule without regard to this Section 6.2, and any remaining balance in such Participant’s Account shall be distributed on the Specified Employee Payment Date.

6.3.
Administrative Discretion with Regard to Timing of Payments. Notwithstanding anything to the contrary in this Article VI, the Committee may make a payment at the time specified in the preceding Sections 6.1 and 6.2 or at a later date that falls in the same calendar year as the specified time or, if later, by the 15th day of the third calendar month following the time specified, provided the Participant is not permitted, directly or indirectly, to designate the taxable year in which payment will be made. To the extent the Committee exercises its discretion hereunder, payment of the Account shall be based on the value of the Account as of the date specified by the Committee, which shall be no earlier than the end of the month preceding payment and shall be no later than the Business Date preceding the date of payment.

6.4.
Trust. The Company may, in its sole discretion, establish a Trust for purposes of allocating funds to satisfy the obligations arising under this Plan. The rights of Participants and Beneficiaries (if any) with respect to any assets so held in Trust (if any) shall be governed by the terms and conditions of the document(s) creating such Trust.

ARTICLE VII
ADMINISTRATION

7.1.
Administration. This Plan shall be administered by the Board, which may, in its sole discretion, subject to the express provisions of this Plan, delegate its duties and responsibilities to a committee comprised of one or more members of the Board and/or one or more employees of the Company, who shall serve at the pleasure of the Board to administer the Plan, provided, however, that with respect to any decision affecting a Director in such Director’s capacity as an Eligible Service Provider or a Participant, the Plan shall be administered by the entire Board (excluding such affected Director). The committee so delegated, in turn, may delegate the administration of its duties to one or more individuals or sub-committees. References to the Committee throughout this Plan shall be understood to refer to the appropriate administrative body as provided under this Section 7.1 (the “Committee”).

7.2.
Committee Action. The Committee shall act at meetings by affirmative vote of a majority of the members of the Committee. Any action permitted to be taken at a meeting may be taken without a meeting if, prior to such action, a written consent to the action is signed by all members of the Committee and such written consent is filed with the minutes of the proceedings of the Committee. A member of the Committee shall not vote or act upon any matter which relates solely to himself or herself as a Participant or an Eligible Service Provider. The chairman, chairwoman or any other member or members of the Committee designated by the chairman or chairwoman may execute any certificate or other written direction on behalf of the Committee.

7.3.
Powers and Duties of the Committee. The Committee, on behalf of the Participants and their Beneficiaries, shall administer the Plan in accordance with its terms, and shall have all powers necessary to accomplish its purposes, including, but not by way of limitation, the following:

a)	To designate individuals as Eligible Service Providers;

b)	To designate the commencement date of any Subsequent Election Periods;

c)	To select and modify Investment Alternatives in accordance with Section 3.3(d) hereof;

d)
To determine the Initial Deferral Period applicable to any Eligible Service Provider and to determine whether a leave of absence or other break in service or change in role constitutes a Separation from Service or otherwise affects eligibility under the Plan;

e)	To construe and interpret the terms and provisions of this Plan and to make all factual determinations relevant to the Plan;

f)	To compute the amount and kind of benefits payable to Participants and Beneficiaries;

g)	To maintain all records that may be necessary for the administration of the Plan;

h)	To provide for the disclosure of all information and the filing or provision of all reports and statements to Participants, Beneficiaries or governmental agencies as required by law;

i)	To make and publish such rules, forms, policies and procedures for the administration of the Plan as are not inconsistent with the terms hereof;

j)
To appoint one or more sub-committees or individuals to assist with the administration of the Plan and to delegate to such sub- committee(s) or individuals such powers and duties in connection with the administration of the Plan as the Committee may from time to time prescribe;

k)	To direct and instruct the trustee of the Trust (if the Company establishes a Trust), to the extent the Company is authorized or required to do so under the Plan; and

l)	To take all actions set forth in this Plan document.

7.4.
Construction and Interpretation. The Committee shall have full discretion to construe and interpret the terms and provisions of this Plan, which construction and interpretation shall be final and binding on all parties, including but not limited to the Company and all Participants and Beneficiaries.

7.5.	Compensation, Expenses and Indemnity.

a)
Compensation. The members of the Committee, including members of any subcommittee and other individuals providing services in connection with the administration of this Plan, shall serve without compensation for their services hereunder.

b)
Expenses. The Committee is authorized, at the expense of the Company, to employ such legal, financial and tax counsel, as well as any other agents that it deems advisable, to assist in the performance of its duties hereunder. Expenses and fees incurred in connection with the administration of the Plan, including without limitation the foregoing, shall be paid by the Company.

c)
Indemnification. To the greatest extent permitted by applicable law, the Company shall indemnify and hold harmless the Committee and each member thereof, the Board and any delegate of the Committee who is an Employee against any and all expenses, liabilities and claims, including without limitation any legal fees to defend against such liabilities and claims, in each case arising out of any such individual’s discharge in good faith of responsibilities under or incident to the Plan, but excluding any expenses and liabilities arising out of the willful misconduct of any such individual. This indemnity shall be additional to and not in limitation of any further indemnities that may be available under insurance purchased by the Company or provided by the Company under any bylaw, agreement or otherwise.

7.6.	Disputes.

a)
Claimants. A person who believes that he or she is being denied a benefit to which he or she is entitled under the Plan (hereinafter referred to as “Claimant”) may file a written request for such benefit with the Committee, setting forth such Claimant’s claim.

b)
Rendering and Notification of Decision. Upon receipt of a claim, the Committee shall advise the Claimant that a reply will be forthcoming within ninety (90) days (forty-five (45) days in the event a claim involves a disability benefit) and shall, in fact, deliver such reply within such period. The Committee may, however, at its sole discretion, extend the reply period for an additional ninety (90) days (thirty (30) days in the event a claim involves a disability benefit, with the possibility of a second thirty-day extension). If the claim is denied in whole or in part, the Committee shall inform the Claimant in writing, using language calculated to be understood by the Claimant, setting forth: (i) the specific reason or reasons for such denial; (ii) the specific reference to pertinent provisions of the Plan, any Election Form(s) or any other documentation on which such denial is based; (iii) a description of any additional material or information necessary for the Claimant to perfect his or her claim and an explanation why such material or such information is necessary; (iv) appropriate information as to the steps to be taken if the Claimant wishes to submit the claim for review; and (v) the time limits for requesting a review under Section 7.6(c) hereof.

c)
Within sixty (60) days after the receipt by the Claimant of the written notification described in Section 7.6(b) hereof, the Claimant may make a request in writing for review of the determination of the Committee. Such request must be addressed to the Committee. The Claimant or his or her duly authorized representative may, but need not, review the pertinent documents and submit issues and comments in writing for consideration by the Committee. If the Claimant does not request a review within such sixty (60) day-period, he or she shall be barred and estopped from challenging the Committee’s determination.

d)
Within sixty (60) days after the Committee’s receipt of a request for review (forty-five (45) days in the event the claim relates to a disability benefit), the Committee shall review the request, taking into consideration all materials presented by the Claimant. The Committee will inform the Claimant in writing, in a manner calculated to be understood by the Claimant, of its decision setting forth the specific reasons for the decision and containing specific references to the pertinent provisions of the Plan on which the decision is based. If special circumstances require that the sixty (60)-day (or forty-five (45) day) time period be extended, the Committee will so notify the Claimant and will render the decision as soon as possible, but no later than one hundred twenty (120) days (ninety (90) days in the event the claim relates to a disability benefit) after receipt of the request for review.

ARTICLE VIII
MISCELLANEOUS

8.1.
Unsecured General Creditors. Participants and their Beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, claims, or interest in any specific property or assets of the Company or any Trust. Any and all of the Company’s assets and the Trust assets (if any) which are attributable to amounts paid into the Trust by the Company shall be, and remain, the general unpledged, unrestricted assets of the Company, which shall be subject to the claims of the Company’s general creditors. The Company’s obligation under the Plan shall be merely that of an unfunded and unsecured promise of the Company to pay money in the future, and the rights of the Participants and Beneficiaries shall be no greater than those of unsecured general creditors. It is the intention of the Company that the Plan (and the Trust, if any) be unfunded for purposes of the Code and for purposes of Title I of ERISA.

8.2.
Section 409A. To the extent applicable, the Plan, all Election Forms and all other instruments evidencing amounts subject to the Plan shall be interpreted in accordance with Code Section 409A and Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation, any such regulations or other guidance that may be issued after the Effective Date (together, “Section 409A”). Notwithstanding any provision of the Plan, any Election Form or any other instrument evidencing amounts subject to the Plan to the contrary, if the Committee determines that any amounts subject to the Plan may be or become subject to Section 409A, the Committee may adopt such amendments to the Plan, any Election Form(s) and any other instruments relating to the Plan, and/or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions as the Committee determines are necessary or appropriate to (a) exempt such amounts from Section 409A, or (b) comply with the requirements of Section 409A, in any case, to preserve the intended tax treatment of the such amounts.

8.3.
Restriction Against Assignment. Except as otherwise provided herein or by law, no right or interest of any Participant or Beneficiary under the Plan shall be assignable or transferable, in whole or in part, either directly or by operation of law or otherwise, including without limitation by execution, levy, garnishment, attachment, pledge or in any manner; no attempted assignment or transfer thereof shall be effective; and no right or interest of any Participant or Beneficiary under the Plan shall be liable for, or subject to, any obligation or liability of such Participant. When a payment is due under this Plan to a Participant or Beneficiary who is unable to care for his or her affairs, payment may be made directly to his or her legal guardian or personal representative. Notwithstanding anything to the contrary herein, however, the Committee has the discretion to make payments to an alternate payee in accordance with the terms of a domestic relations order (as defined in Code Section 414(p)(1)(B)).

8.4.
Withholding. The Company shall have the authority and the right to deduct, withhold or require a Participant or Beneficiary to remit to the Company an amount sufficient to satisfy federal, state, local and foreign taxes (including without limitation any income and employment tax obligations) required by law to be withheld with respect to amounts payable under this Plan.

8.5.	Expenses. The expenses of administering the Plan shall be borne by the Company.

8.6.
Notices. Any notice required or permitted to be given hereunder to a Participant or Beneficiary will be properly given if delivered or mailed, postage prepaid, to the Participant or Beneficiary at his or her last post office address as shown in the Company’s records. Any notice to the Committee or the Company shall be properly given or filed upon receipt by the Committee or the Company at such address as may be specified from time to time by the Committee. Each individual entitled to a benefit under the Plan must file with the Company, in writing, his or her post office address and each change of post office address which occurs between the date of his or her Separation from Service and the date he or she ceases to be a Participant. Any communication, statement or notice addressed to such individual at his or her latest reported address will be binding upon such individual for all purposes of the Plan.

8.7.
No Right to Continue Service. Nothing in the Plan, any Election Form or any other instrument evidencing amounts subject to the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment or services at any time, nor confer upon any Participant any right to continue in the employ or service of the Company.

8.8.
Amendment, Suspension or Termination. The Board may amend, suspend or terminate the Plan in whole or in part, at any time, except that no amendment, suspension or termination shall have any retroactive effect to reduce any amounts allocated to a Participant’s Account

8.9.
Additional Board Authority. The Board may, in its sole discretion, with respect to this Plan and all matters arising hereunder, take any action permitted under Treas. Reg. 1.409A-3(j) or any successor provision thereto, as such provisions may be amended from time to time, including without limitation, terminate or liquidate the Plan, whether or not in connection with a Change of Control.

8.10.
Governing Law. This Plan shall be construed, governed and administered in accordance with applicable provisions of the Code, ERISA and, to the extent not preempted by applicable federal law, the laws of the State of Maryland, without regard to any conflict of laws principles thereof.

8.11.
Release. Any payment to a Participant or Beneficiary in accordance with the provisions of the Plan shall, to the extent thereof, be in full satisfaction of all claims arising under, or with respect to, the Plan against the Committee and the Company. The Committee may require such Participant or Beneficiary, as a condition precedent to such payment, to execute a receipt and release in a form prescribed by the Committee.

8.12.	Captions. The captions contained in this Plan are for convenience only and shall have no bearing on the meaning, construction or interpretation of the Plan’s provisions.

8.13.
Validity. The invalidity or unenforceability of any provision of this Plan shall not affect the validity or enforceability of any other provision of this Plan, which shall remain in full force and effect.

IN WITNESS WHEREOF, Kilroy Realty Corporation has caused the amended and restated Plan to be executed on the Effective Date.

Kilroy Realty Corporation

By:	/s/ Tyler H. Rose
Tyler H. Rose Executive Vice President and Chief Financial Officer

By:	/s/ Joseph E. Magri
Joseph E. Magri Senior Vice President and Corporate Counsel